UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Laboratory Corporation of America® Holdings (“LabCorp”) today announced that on November 22, 2019, LabCorp’s Board of Directors appointed Jeffrey A. Davis as a member of the Board of Directors, effective December 1, 2019. Mr. Davis will also serve on the Audit Committee and the Quality and Compliance Committee of the Board of Directors. Mr. Davis will be entitled to receive compensation for his service on the Board of Directors consistent with LabCorp’s director compensation program, as described in LabCorp’s most recent proxy statement, filed with the Securities and Exchange Commission on March 29, 2019.

Mr. Davis currently serves as Executive Vice President and Chief Financial Officer of Qurate Retail Group, and prior to that served as Executive Vice President and Chief Financial Officer of J. C. Penney Company Inc. Mr. Davis has more than 30 years of experience, including CFO roles at companies such as Darden Restaurants Inc. and Walmart U.S.

Item 7.01.	Regulation FD.

On November 26, 2019, LabCorp issued a press release announcing the appointment of Mr. Davis. A copy of that press release is attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 26, 2019 issued by Laboratory Corporation of America Holdings.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant
Date: November 26, 2019

	By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President, Global General Counsel and Secretary